Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly report of China Advanced Construction Materials Group, Inc. (the “Company”) on Form 10-Q/A for the period ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned, being principal officers of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such quarterly report on Form 10-Q/A for the period ended December 31, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such quarterly report on Form 10-Q/A for the quarter ended December 31, 2017, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 15, 2019

/s/ Xianfu Han
Xianfu Han
Chief Executive Officer
(principal executive officer)